                                                                    Exhibit 2(b)
                                                                  EXECUTION COPY


                     AMENDMENT TO ASSET PURCHASE AGREEMENT
                     -------------------------------------


          This shall serve as an amendment (the "Amendment"), dated as of September 15, 1995, to the Asset Purchase Agreement by and among VWR Corporation, a Pennsylvania corporation ("Buyer"), and Baxter Healthcare Corporation, a Delaware corporation ("Seller"), and solely with respect to paragraphs 5.5, 5.8 and 5.9, EM Laboratories, Incorporated, a New York corporation, dated as of May 24, 1995 (the "Purchase Agreement"). The parties hereto hereby agree as follows:

          1.  Effect of Amendment.  The Purchase Agreement and the terms,
              -------------------
provisions and definitions therein shall continue in full force and effect and are hereby incorporated herein in their entirety by this reference thereto except to the extent that the Purchase Agreement is modified by this Amendment. The parties shall modify and amend the Purchase Agreement as set forth herein. To the extent that any provision of this Amendment is inconsistent with the Purchase Agreement, the terms of this Amendment shall control. The parties acknowledge that the materials contained as Annexes to this Amendment replace corresponding Schedules contained in the Disclosure Statement and that the Disclosure Statement, as originally referred to in the Agreement, contained all of the Schedules referenced in the Agreement.

          2.  Amendment to Section 1 Heading.  The following shall replace the
              ------------------------------
Section 1 heading of the Purchase Agreement:

                                   "SECTION 1

                      PURCHASE AND SALE OF SUBJECT ASSETS
                              AND FOREIGN ASSETS"


          3.  Amendment to Section 1.  The following shall be added as paragraph
              ----------------------
1.12 of the Purchase Agreement:

          "1.12  Purchase and Sale of Foreign Assets

          (a) Subject to the provisions of this Agreement, Seller shall cause each of the Foreign Subsidiaries to sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and acquire from the Foreign Subsidiaries, all of their right, title and interest in and to the following properties and assets of each of the Foreign Subsidiaries used or held in connection with the operation of the Foreign Industrial Distribution Business as the same shall exist on the date requested by Buyer in accordance with paragraph 1.6(b) hereto (collectively, the "Foreign Assets"):

          (i) subject to paragraph 1.8 hereof, all rights and benefits of the Foreign Subsidiaries in, to and under all licenses, contracts, customer pricing agreements and other written understandings, agreements, commitments and purchase orders with all of the Industrial Customers relating exclusively to the Foreign Industrial Distribution Business or by which any of the Foreign Assets are specifically bound, except those relating exclusively to Ireland (collectively, the "Foreign Contracts");

          (ii) all of the inventories of Distributed Products, including laboratory instruments, supplies, equipment, samples, demonstration equipment, evaluation units and accessories, wherever located, of the Foreign Subsidiaries, except those relating exclusively to Ireland (the "Foreign Inventory") held by each Foreign Subsidiary exclusively for sale to Industrial Customers;

          (iii) a portion of each Foreign Subsidiary's Foreign Inventory not held by each Foreign Subsidiary exclusively for sale to Industrial Customers determined as follows: The number of units in each product category contained in such Foreign Inventory as of the Closing Date to be sold to Buyer by each Foreign Subsidiary shall be equal to the total number of units of each product category held in inventory by such Foreign Subsidiary multiplied by a fraction the numerator of which shall be the unit sales by such Foreign Subsidiary of such product category to Industrial Customers during the 90-day period prior to the Closing Date, and the denominator of such fraction shall be the total unit sales by such Foreign Subsidiary of such product category during the 90-day period prior to the Closing Date;

          (iv) all of the sales and business records relating exclusively to Industrial Customers of the Foreign Industrial Distribution Business (other than any income tax records of Seller or any Foreign Subsidiary) wherever located including, without limitation, all files invoices, correspondence, maintenance, operating records, advertising materials, customer lists, cost and pricing information and credit record of customers;

          (v) all permits, approvals, licenses, franchises, authorizations or other rights granted by any federal, state, local or foreign governmental authority held or applied for by Seller or any Foreign Subsidiary and which are exclusively used, or intended to be exclusively used, in the Foreign Industrial Distribution Business or which relate exclusively to the Foreign Assets, and all other consents, grants, and other rights that are used exclusively, required or necessary for the lawful ownership of the Foreign Assets and the operation of the Foreign Industrial Distribution Business, all only to the extent legally transferable;

          (vi) all rights and benefits of Seller or any Foreign Subsidiary in and to all manufacturers' warranties or guaranties related exclusively to the Foreign Inventory, all indemnification rights against third parties related exclusively to the Foreign Assets or related exclusively to any Foreign Assumed Liabilities and any and all manufacturers' or third party service and replacement programs related exclusively to the Foreign Inventory; and

          (vii) all brochures, sales literature, promotional materials, advertising materials and artwork, if any, relating exclusively to products of the Foreign Industrial Distribution Business, customer lists to the extent relating exclusively to the Foreign Industrial Distribution Business, and all other selling materials of Seller or any Foreign Subsidiary used exclusively by Seller or any Foreign Subsidiary in the operation of the Foreign Industrial Distribution Business or which relate exclusively to the Foreign Industrial Distribution Business and the Foreign Assets.

          (b) Notwithstanding anything contained in this Agreement to the contrary, the Foreign Assets shall not be deemed to include, and there shall be excluded from the purchase and sale hereunder, the Foreign Excluded Assets."

          4.  Amendment to Section 1.  The following shall be added as paragraph
1.13 of the Purchase Agreement:

          "1.13  Foreign Assumption of Liabilities

          Subject to the conditions of paragraph 7.1 of this Agreement and paragraph 1.3 above, upon the sale and purchase of the Foreign Assets, Buyer shall assume and agree to pay, perform, or discharge when due in accordance with their respective terms the following liabilities and obligations of the Foreign Subsidiaries (collectively, the "Foreign Assumed Liabilities"):

          (a) all liabilities and obligations of the Foreign Subsidiaries to be performed after the Closing under the Foreign Contracts, except to the extent that such liabilities and obligations relate to a breach of a Foreign Contract by any of the Foreign Subsidiaries prior to the Closing; and

          (b) all liabilities and obligations arising from or in connection with product warranty claims relating to recalls, refunds or returns of any products of the Foreign Industrial Distribution Business sold or distributed by the Foreign Subsidiaries prior to the Closing Date."

          5.  Amendment to Section 1.1(a).  Section 1.1(a) of the Purchase
              ---------------------------
Agreement is hereby amended by adding the following subparagraph after subparagraph 1.1(a)(xi) thereof:

     "(xii) all samples, wherever located, of Seller relating exclusively to the Industrial Distribution Business or, if any, the Foreign Industrial Distribution Business."

          6.  Amendment to Schedule 1.1(a)(iii).  Schedule 1.1(a)(iii) to the
              ---------------------------------
Disclosure Statement is hereby deleted and replaced in its entirety with Annex I attached hereto.

          7.  Amendment to Section 1.1(a)(iv) and Schedule 1.1(a)(iv).  The
              -------------------------------------------------------
following shall replace Section 1.1(a)(iv) of the Purchase Agreement:

          (iv) subject to paragraph 1.8 hereof, all rights and benefits of Seller in, to and under all licenses, contracts, customer pricing agreements and other written understandings, agreements, commitments and purchase orders with all of the Industrial Customers and others relating exclusively to the operation of the Industrial Distribution Business or by which any of the Subject Assets are specifically bound, including, without limitation, all leases for the use of personal property relating exclusively to the operation of the Industrial Distribution Business and to which Seller is a party or by which any of the Subject Assets are specifically bound, but excluding contracts and other arrangements with suppliers to the Industrial Distribution Business (collectively, the "Contracts");

          Schedule 1.1(a)(iv) to the Disclosure Statement is hereby deleted.

          8.  Amendment to Schedule 1.1(a)(vii).  Schedule 1.1(a)(vii) to the
              ---------------------------------
Disclosure Statement is hereby deleted and replaced in its entirety with Annex II attached hereto.

          9.  Amendment to Section 1.1(a)(viii).  The following shall replace
              ---------------------------------
Section 1.1(a)(viii) of the Purchase Agreement:

     "(viii) all domestic trade accounts receivable of Seller arising exclusively from the sale by the Industrial Distribution Business of general laboratory equipment and supplies prior to the Closing Date (the "Industrial Accounts Receivable");"

          10.  Amendment to Section 1.1(b)(x).  The following shall replace
               ------------------------------
Section 1.1(b)(x) of the Purchase Agreement:

          "(x) Except for software specifically listed on Schedule 1.1(a) hereto, any of Seller's rights in any computerized records or other computer software, including Source 2000 and other CD-ROM technology, utilized by Seller in connection with the Industrial Distribution Business."

          11.  Amendment to Section 1.1(b)(xvii).  The following shall replace
               ---------------------------------
Section 1.1(b)(xvii) of the Purchase Agreement:

          "(xvii) all the inventories of Seller, regardless of whether such inventories relate to the Industrial Distribution Business, except the Foreign Inventory."

          12.  Amendment to Section 1.3.  The following shall replace Section
               ------------------------
1.3 of the Purchase Agreement:

          "1.3 Excluded Liabilities

          Notwithstanding anything to the contrary contained herein but except to the extent specifically set forth in paragraphs 1.2 and 1.13 hereof, Buyer shall not have any responsibility and shall not assume or in any way be liable or responsible to Seller, the Foreign Subsidiaries or any other person for, and Seller and the Foreign Subsidiaries shall retain the liability in respect of, all liabilities, obligations and debts of Seller and the Foreign Subsidiaries which relate to the Industrial Distribution Business or the Foreign Industrial Distribution Business or the Subject Assets arising from the conduct of the Industrial Distribution Business or the Foreign Assets arising from the conduct of the Foreign Industrial Distribution Business prior to the Closing, whenever arising and whether primary or secondary, direct or indirect, absolute or contingent, known or unknown, contractual, tortious or otherwise, except for the Assumed Liabilities and the Foreign Assumed

Liabilities (collectively, the "Excluded Liabilities"). Without limiting the foregoing, the Excluded Liabilities shall include without limitation: (i) tax liabilities or obligations of Seller or any Foreign Subsidiary with respect to any period prior to the Closing, (ii) liabilities or obligations of Seller or any Foreign Subsidiary for withholding, unemployment, social security or payroll taxes with respect to any period prior to the Closing, (iii) liabilities or obligations of Seller or any Foreign Subsidiary for salary, wages, pension and profit sharing expenses accrued with respect to any period prior to the Closing,
(iv) liabilities or obligations relating in any way to any violation by Seller of (or non-compliance by Seller with) the bulk sales act of any state, (v) liabilities of Seller or any Foreign Subsidiary for all claims for health care and other welfare benefits (it being understood that this clause shall not be deemed to affect Section 8 hereof), (vi) liabilities resulting from the failure of Seller or any Foreign Subsidiary to provide health continuation coverage as required by the Internal Revenue Code of 1986, as amended, and ERISA (as defined in paragraph 2.16 hereof), (it being understood that this clause shall not be deemed to affect Section 8 hereof), (vii) liabilities of Seller arising out of a violation by Seller or any Foreign Subsidiary of any Law (as defined in paragraph 13.1 hereof), including without limitation Laws relating to health and safety, (viii) liabilities of Seller or any Foreign Subsidiary incurred for the costs and expenses of negotiating and consummating the transactions contemplated by this Agreement, (ix) tort liabilities of Seller or any Foreign Subsidiary arising in connection with products sold or actions taken by Seller or any Foreign Subsidiary prior to the Closing, (x) claims arising under any Contract not included in the Subject Assets or Foreign Assets, (xi) claims based upon Seller's or any Foreign Subsidiary's performance prior to the Closing or Seller's or any Foreign Subsidiary's failure to perform any obligation required to be performed prior to the Closing, (xii) all liabilities and obligations of Seller or any Foreign Subsidiary in respect of trade payables arising from the purchase of products and/or inventory used in or sold by the Industrial Distribution Business and (xiii) all liabilities and obligations of Seller or any Foreign Subsidiary for customer rebates with respect to any period prior to the Closing regardless of when actually payable. The assumption of the Assumed Liabilities and the Foreign Assumed Liabilities by Buyer hereunder shall not enlarge any rights of third parties under contracts or arrangements with Buyer, Seller or any Foreign Subsidiary and nothing herein shall prevent any party from contesting in good faith with any third party any of said Assumed Liabilities or said Foreign Assumed Liabilities."

          13.  Amendment to Section 1.4.  The following shall replace Section
               ------------------------
1.4 of the Purchase Agreement:

          "1.4 Purchase Price and Payment

          (a)  Amount Payable.  In consideration of the sale by Seller to Buyer
               --------------
of the Subject Assets and the sale by the Foreign

Subsidiaries to Buyer of the Foreign Assets and the satisfaction of all of the conditions contained herein, Buyer shall at the Closing deliver to Seller $399,561,900 by wire transfer of immediately available funds (such amount being herein referred to as the "Base Purchase Price"). In addition to the Base Purchase Price, Buyer shall pay to Seller the sum of $27,313,958 (the "Installment Payment") in equal daily installments over the 52 days immediately following the Closing Date. The Base Purchase Price and the Installment Payment are herein referred to together as the "Purchase Price." The Purchase Price shall be subject to adjustment as provided for herein.

          (b)  Closing Statement of Assets and Liabilities.
               -------------------------------------------

               (i) As soon as practicable, but in any event within 90 days after the Closing, Seller will cause to be prepared and delivered to Buyer a statement of assets and liabilities of the Industrial Distribution Business and the Foreign Industrial Distribution Business (the "Closing Statement of Assets and Liabilities") reflecting the Subject Assets, the Foreign Assets, the Assumed Liabilities and the Foreign Assumed Liabilities as of the Closing Date.

               (ii) The Closing Statement of Assets and Liabilities shall be prepared from the books and records of Seller relating to the Industrial Distribution Business and the Foreign Industrial Distribution Business in a manner consistent with that of the statement of assets and liabilities of the Industrial Distribution Business as of March 31, 1995 attached as Schedule 1.4(b)(ii) (the "Pre-Closing Statement of Assets and Liabilities"). Buyer shall cooperate with Seller in the preparation of the Closing Statement of Assets and Liabilities to the extent reasonably requested by Seller. The items reflected on such Closing Statement of Assets and Liabilities shall be calculated in accordance with generally accepted accounting principles ("GAAP"), including an allowance for uncollectible Industrial Accounts Receivable, as applied in a manner consistent with the Pre-Closing Statement of Assets and Liabilities, except that the calculation of Industrial Accounts Receivable shall exclude any reserves for price adjustments, billing errors and returns, and except further that all Foreign Inventory shall be valued in accordance with the method described in Section 2.19 hereof. Buyer and Seller acknowledge that no value shall be given on such statement to any goodwill. Buyer and Seller shall have full access to the accounting records from which the Closing Statement of Assets and Liabilities will be derived and may, at the option of either of them and at their own expense, have representatives present to observe any part of the preparation of the Closing Statement of Assets and Liabilities or any other matter relating thereto.

               (iii) Subject to subparagraph 1.4(b)(iv), the Closing Statement of Assets and Liabilities delivered by Seller to Buyer shall be final, binding and conclusive on the parties hereto for all purposes of this Agreement and shall provide the basis for determining
          (1) the liabilities and obligations of Seller to be assumed pursuant to paragraph 1.2, (2) the liabilities and obligations of the Foreign Subsidiaries to be assumed pursuant to paragraph 1.13 and (3) the adjustments (if any) specified in subparagraph 1.4(c).

               (iv) (A) Buyer, at its own expense, may conduct an audit, review or other report of the Closing Statement of Assets and Liabilities, including causing any nationally recognized firm of independent public accountants designated by Buyer and reasonably acceptable to Seller which, for purposes hereof, shall include Ernst & Young L.L.P ("Buyer's Accountants") to perform such audit, review or other report. Buyer may dispute the Closing Statement of Assets and Liabilities, but only on the basis that the items on the Closing Statement of Assets and Liabilities were not calculated in accordance with GAAP as applied in a manner consistent with the Pre-Closing Statement of Assets and Liabilities. Any such dispute shall be initiated by written notice delivered to Seller within 30 days of Buyer's receipt of the initial Closing Statement of Assets and Liabilities specifying each disputed item, the amount thereof and the basis on which such dispute is made.

                    (B) In the event of such a dispute, Seller and Buyer shall attempt to reconcile their differences and any written resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties, and Seller shall revise the Closing Statement of Assets and Liabilities in accordance with such written resolution.

                    (C) If Seller and Buyer are unable to reach a written resolution of all disputed items within 20 days after Buyer's written notice of dispute, Seller and Buyer shall submit the items remaining in dispute for resolution to a firm of independent public accountants having national standing in the United States which is not then retained by Seller, Buyer or their respective Affiliates, as mutually selected by Buyer and Seller (the "Neutral Accounting Firm"). In the event that Seller and Buyer are unable to agree on the Neutral Accounting Firm, then a nationally recognized "Big Six" accounting firm will be selected by lot after eliminating one such firm selected by Seller and one such firm selected by Buyer. The Neutral Accounting Firm shall, within 30 days after submission to it of the disputed items, determine and report in writing to the parties upon such remaining disputed items in accordance with the provisions hereof; and such report shall be final, binding and conclusive on the parties hereto. The fees and disbursements of the Neutral Accounting Firm shall be allocated between Seller and Buyer in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Neutral Accounting Firm that is unsuccessfully disputed by each (as finally determined by the Neutral Accounting Firm) bears to the total amount of such remaining disputed items so submitted. The Neutral Accounting Firm shall make such determination in its sole discretion, subject to the terms and conditions of this Agreement; provided, however, that the amount determined by the Neutral Accounting Firm in respect of any such remaining disputed item shall not exceed the highest amount claimed by either of the parties disputing such item, or be less than the lowest amount claimed by either of the parties disputing such item. The Closing Statement of Assets and Liabilities as finally determined in accordance with subparagraph (b)(iii) or (iv) shall constitute the Closing Statement of Assets and Liabilities for all purposes of this Agreement.

          (c)  Purchase Price Adjustment.  In the event that the final
               -------------------------
determination of the Closing Statement of Assets and Liabilities indicates that the amount obtained (the "Closing Date Net Asset Amount") by subtracting (i) the Assumed Liabilities and the Foreign Assumed Liabilities reflected on the Closing Statement of Assets and Liabilities from (ii) the Subject Assets and the Foreign Assets reflected on the Closing Statement of Assets and Liabilities is less than $72,375,958, the amount of the difference shall be an adjustment in favor of Buyer to be refunded to Buyer, as a reduction of the Purchase Price, within 10 days of the final determination of such adjustment. In the event that the final determination of the Closing Statement of Assets and Liabilities indicates that the Closing Date Net Asset Amount is greater than $72,375,958, the aggregate amount of the difference shall be an adjustment in favor of Seller to be paid to Seller, as an increase of the Purchase Price, within 10 days of the final determination of such adjustment."

          14.  Amendment to Section 1.6.  The following shall replace Section
               ------------------------
1.6 of the Purchase Agreement:

          "1.6 Transfer of Subject Assets and Foreign Assets

          (a) At the Closing, Seller shall deliver to Buyer a bill of sale and assignment, in substantially the form of Exhibit 1.6(a) together with such additional documents and instruments as may be reasonably requested by Buyer, transferring to Buyer all of Seller's right, title and interest in, to and under the Subject Assets. At the Closing, Buyer shall deliver to Seller an assumption agreement, in substantially the form of Exhibit 1.6(b) and Buyer shall deliver to Seller appropriate assumption agreements, each in substantially the form of
Exhibit 1.6(d), together with such additional documents and instruments as may be reasonably requested by Seller, evidencing Buyer's agreement to pay, perform and discharge the Assumed Liabilities.

          (b) On such date or dates as Buyer shall specify by five days' written notice to Seller, but in no event more than 60 days following the Closing, Seller shall cause to be delivered to Buyer by the Foreign Subsidiary or each of Foreign Subsidiaries requested by Buyer in such notice or notices, a bill of sale and assignment, in substantially the form of Exhibit 1.6(c) together with such additional documents and instruments as may be reasonably requested by Buyer, transferring to Buyer all of such Foreign Subsidiary's right, title and interest in, to and under the Foreign Assets. Simultaneously on such date or dates, Buyer shall deliver to Seller an assumption agreement, in substantially the form of Exhibit 1.6(d), together with such additional documents and instruments as may be reasonably requested by Seller, for each of the Foreign Subsidiaries requested by Buyer in such notice or notices, evidencing Buyer's agreement to pay, perform and discharge the Foreign Assumed Liabilities."

          15.  Amendment to Section 1.7.  The following shall replace Section
               ------------------------
1.7 of the Purchase Agreement:

          "1.7 Delivery of Records and Contracts

          At the Closing, or at such later time as Buyer may direct, subject to Paragraph 1.9, Seller shall deliver or cause to be delivered to Buyer all of the Contracts and Foreign Contracts except contracts or other arrangements with suppliers to the Industrial Distribution Business and the Foreign Industrial Distribution Business; Seller shall also deliver to Buyer at the Closing, or at such later time as Buyer may direct, all of Seller's business records, books and other data relating exclusively to the Industrial Distribution Business or the Foreign Industrial Distribution Business and forming part of the Subject Assets or the Foreign Assets, and Seller shall take all requisite steps to put Buyer in actual possession and operating control of the Subject Assets and the Industrial Distribution Business and the Foreign Assets and the Foreign Industrial Distribution Agreement. After the Closing, (i) Buyer shall afford to Seller, and its Affiliates and their accountants and attorneys, for all reasonable business purposes after the Closing, reasonable access to the books and records of Seller delivered to Buyer under this Section and shall permit Seller, at Seller's expense, to make extracts and copies therefrom and (ii) Seller shall afford to Buyer, and its Affiliates and their accountants and attorneys, for all reasonable business purposes related to the operation of the Industrial Distribution Business and the Foreign Industrial Distribution Business after the Closing Date, reasonable access to the books and records of Seller relating to the Industrial Distribution Business and the Foreign Industrial Distribution Business which are retained by Seller and the Foreign Subsidiaries pursuant to paragraph 1.1(b) or paragraph 1.12(b) and shall permit Buyer, at Buyer's expense, to make copies and extracts therefrom. The parties each covenant to take such care in keeping and storing all such books and records retained by such party as would a prudent owner thereof. Such books and records shall be retained for a period of six years after the Closing Date or, in the case of books and records required to support tax returns and tax audits, ten years after the Closing Date, and thereafter, as the case may be, shall only be destroyed after first giving written notice to the other party of such intention to destroy and providing a reasonable opportunity, at such other party's expense, to segregate and remove such books and records, if any, as such other party may select."

          16.  Amendment to Section 1.8.  The following shall replace Section
               ------------------------
1.8 of the Purchase Agreement:

          "1.8 Non-Assignable Contracts

          (a)  Non-Assignability.  Nothing in this Agreement will constitute a
               -----------------
transfer or an attempted transfer of any Contract or Foreign Contract which is not capable of being transferred without the consent, approval, waiver or novation of a third person or entity, or with respect to which such transfer or attempted transfer would constitute a breach thereof or a violation of any Law, other than those for which such consents, approvals, waivers or novations have been obtained by Seller or the Foreign Subsidiaries prior to the Closing Date (such nontransferable Contracts, Foreign Contracts and permits being collectively referred to herein as "Unassigned Contracts").

           (b) Consents, Approvals, etc.  Notwithstanding anything contained in
               ------------------------
this Agreement to the contrary, Seller and the Foreign Subsidiaries shall not be obligated to transfer to Buyer any of its rights and obligations in and to any Unassigned

Contract without first having obtained all consents, approvals, waivers and novations necessary for such transfer under the terms of such Unassigned Contract or applicable law, at which time such Unassigned Contract will, without further action, be deemed to be transferred to Buyer.

          (c) If Consents, Approvals, etc. Are Not Obtained.  Prior to the
              ---------------------------------------------
Closing Date, Seller and the Foreign Subsidiaries shall use their commercially reasonable efforts to obtain the consents, approvals, waivers and novations referred to in subparagraph 1.8(a), provided that the only consents required prior to Closing are the consents, if any, referred to in subparagraph 7.1(f). To the extent that the consents, approvals, waivers and novations referred to in subparagraph 1.8(a) are not obtained by Seller and the Foreign Subsidiaries, Seller and the Foreign Subsidiaries will, as to each Unassigned Contract, use their commercially reasonable efforts after the Closing Date to provide to Buyer the full benefits of such Unassigned Contracts, cooperate in any lawful arrangement designed to provide such benefits to Buyer without incurring any obligation to any third party, and enforce, at the request of Buyer, at the cost of and for the account of Buyer, any rights of Seller and the Foreign Subsidiaries arising from any such Unassigned Contract (including, without limitation, the right to elect to terminate in accordance with the terms thereof upon the request of Buyer)."

          17.  Amendment to Section 1.9.  The following shall replace Section
               ------------------------
1.9 of the Purchase Agreement:

          "1.9 Further Assurances

          Seller and the Foreign Subsidiaries from time to time after the Closing at the request of Buyer and without further consideration shall execute and deliver such further instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer good title, subject to Permitted Encumbrances (as defined in paragraph 13.1 hereof), to each of the Subject Assets and the Foreign Assets."

          18.  Amendment to Section 1.10.  The following shall replace Section
               -------------------------
1.10 of the Purchase Agreement:

          "1.10     Allocation of Purchase Price

          The Purchase Price shall be allocated among the Subject Assets and the Foreign Assets as set forth on Schedule 1.10 hereto (the "Allocation"). The Allocation shall be adjusted downward or upward, as the case may be, as appropriate to reflect any adjustments in the Purchase Price pursuant to paragraph 1.4(c). Seller and Buyer agree that they shall file Internal Revenue Service Form 8594, and all income tax returns and other documents that they may be required to file on a basis that is consistent with the Allocation. Buyer and Seller each agree to provide the other promptly with any other information required to complete Form 8594. Buyer and Seller shall give prompt notice to each other of the commencement of any tax audit or the assertion of any proposed deficiency or adjustment by any taxing authority which challenges the Allocation."

          19.  Amendment to Schedule 1.10.  Schedule 1.10 to the Disclosure
               --------------------------
Statement is hereby deleted and replaced in its entirety with Annex III attached hereto.

          20.  Amendment to Section 1.11.  The following shall replace Section
               -------------------------
1.11 of the Purchase Agreement:

          "1.11     Sales and Transfer Taxes

          Buyer shall be liable for and shall pay at the time of Closing all federal, foreign and state sales taxes and all other sales taxes, duties, documentary stamps, transfer taxes, registration fees and charges or other like charges (the "Sales and Transfer Taxes") properly payable upon and in connection with the assignment and transfer of the Subject Assets by Seller and the Foreign Assets by the Foreign Subsidiaries to Buyer hereunder. If any Sales and Transfer Taxes become payable subsequent to Closing, Buyer shall be liable and shall pay immediately upon the imposition of such Sales and Transfer Taxes."

          21.  Amendment to Schedule 2.6.  Schedule 2.6 to the Disclosure
               -------------------------
Statement is hereby deleted in its entirety and replaced with Annex X hereto.

          22.  Amendment to Section 2.7.  The following shall replace Section
               ------------------------
2.7 of the Purchase Agreement:

          "2.7 Contracts

          The Disclosure Statement sets forth (i) the Contracts with the top four Industrial Customers by dollar volume for the first six months of 1994 and
(ii) any Contracts with the top 20 suppliers to the Industrial Distribution Business by dollar volume for the year ended December 31, 1994 which obligate Seller to purchase specified levels of products on a "take or pay," "requirements" or similar basis. None of the Foreign Contracts would constitute
(i) a Contract with one of the top four Industrial Customers of Baxter Healthcare Corporation and its Affiliates by dollar volume for the first six months of 1994 or (ii) a Contract with the top 20 suppliers to the Industrial Distribution Business of Baxter Healthcare Corporation or its Affiliates by dollar volume for the year ended December 31, 1994. Except as set forth in the Disclosure Statement, each of the Contracts listed or described in said Schedule is in full force and effect and constitutes a valid and binding obligation of Seller and, to Seller's knowledge, the other party or parties thereto. Neither Seller nor, to Seller's knowledge, any other party to any such Contract has breached or improperly terminated any such Contract, or is in default under any such Contract, and, to the knowledge of Seller, there exists no condition or event which, after notice or lapse of time or both, would constitute any such breach, termination or default."

          23.  Amendment to Section 2.19.  The following shall be added as
               -------------------------
Section 2.19 of the Purchase Agreement:

          "2.19  Inventory

          All inventory (including, without limitation, all packaging) of the Foreign Subsidiaries to be included on the Closing Statement of Assets and Liabilities will be valued at the respective Foreign Subsidiary's then current merchandise file costs and will be in new or saleable condition. The book value of any excess and/or no-move Foreign Inventory shall be calculated in a manner consistent with Seller's standard policies, including any associated reserves for inventory write-downs."

          24.  Amendment to Section 5.6.  The following shall replace Section
               ------------------------
5.6 of the Purchase Agreement.

          "5.6 Release of Guaranties

          Buyer agrees to be substituted in all respects for Seller or any of its Affiliates, effective as soon as practicable after the Closing, in respect of all obligations of Seller or any of its Affiliates under each of the guaranties and letters of credit set forth in the Disclosure Statement (collectively, the "Guaranties"). Buyer shall indemnify and hold harmless Seller and its Affiliates against any and all liabilities under or with respect to each of the Guaranties with respect to which substitution is not effected."

          25.  Amendment to Schedule 5.6.  Schedule 5.6 to the Disclosure
               -------------------------
Statement is hereby deleted and replaced in its entirety with Annex IV attached hereto.

          26.  Amendment to Exhibit 7.1(j).  Exhibit 7.1(j) of the Purchase
               ---------------------------
Agreement is hereby deleted in its entirety and replaced with Annex VIII.

          27.  Amendment to Exhibit 7.1(k).  Exhibit 7.1(k) of the Purchase
               ---------------------------
Agreement is hereby deleted in its entirety and replaced with Annex IX hereto.

          28.  Amendment to Section 13.1.  The following definitions shall be
               -------------------------
added in the appropriate alphabetical order:

          "Distributed Products" shall have the meaning set forth in Section
1.3.2 of the Services Agreement.

          "Foreign Excluded Assets" shall mean any assets, properties or interests in assets or properties of the nature described in: (1) clauses (i) through (xvii) of Section 1.1(b) of this Agreement regardless of whether such assets, properties or interests are owned or held by Seller, the Foreign Subsidiaries or any of their affiliates; or
(2) clauses (i) through (iii) of Section 1.12 of this Agreement for those assets, properties or interests relating exclusively to Ireland."

          "Foreign Industrial Distribution Business" shall mean the business of the Foreign Subsidiaries in distributing to Industrial Customers general laboratory equipment and supplies, it being understood that the Industrial Distribution Business shall not be deemed to include the biomedical group of Baxter Healthcare Corporation's Hospital Supply/Scientific Products U.S. Distribution Division, any business, products or assets that historically have not been included within the financial statements of Baxter Healthcare Corporation's Industrial and Life Sciences Division, or any business products or assets constituting Foreign Excluded Assets."

          "Foreign Subsidiaries" shall mean Baxter Healthcare Limited, a United Kingdom corporation; Baxter Export Corporation, a Nevada corporation; Baxter Healthcare Pty. Ltd., an Australia corporation; Baxter, S.A., a Belgium corporation; Baxter S.A., a France corporation; Baxter Deutschland GmbH, a Germany corporation; Baxter S.p.A., an Italy corporation; Baxter Healthcare Far East Pte Ltd., a Singapore corporation; Baxter A.G., a Switzerland corporation; Laboratorios Baxter S.A., a Delaware corporation; Baxter S.A., a Spain corporation; and Baxter Healthcare Ltd. Taiwan, a Taiwan corporation.

          "Ireland" shall mean the Republic of Ireland and Northern Ireland.

          29.  Amendment to Section 13.2.  The following cross-references shall
               -------------------------
be added in the appropriate alphabetical order:


"Term                                             Reference
 ----                                             ---------
Distributed Products                                  13.1
Foreign Assets                                        1.12
Foreign Assumed Liabilities                           1.13
Foreign Contracts                                     1.12
Foreign Excluded Assets                               13.1
Foreign Industrial Distribution Business              13.1
Foreign Inventory                                     1.12
Foreign Purchase Price                                1.4(d)
Foreign Subsidiaries                                  13.1"

          30.  Amendment to Exhibit 1.6(b).  Exhibit 1.6(b) of the Purchase
               ---------------------------
Agreement is hereby deleted in its entirety and replaced with Annex VII hereto.

          31.  Addition of Exhibit 1.6(c).  Annex V hereto shall be added as
               --------------------------
Exhibit 1.6(c) of the Purchase Agreement.

          32.  Addition of Exhibit 1.6(d).  Annex VI hereto shall be added as
               --------------------------
Exhibit 1.6(d) of the Purchase Agreement.

          33.  Corporate Authority.  Each of Seller and Buyer hereto represents
               -------------------
and warrants to the other that (a) it has the requisite corporate power and authority to execute, deliver and perform this Amendment, (b) its execution, delivery and performance of this Amendment has been duly authorized by all necessary corporate action on the part of such party, (c) it has duly executed and delivered this Amendment and (d) assuming the due authorization, execution and delivery of this Amendment by the other party hereto, this Amendment constitutes its valid and binding obligation, enforceable against such party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies (whether at law or in equity).

          34.  Governing Law.  This Amendment shall be governed by and construed
               -------------
in accordance with the internal laws of the State of Illinois, without giving effect to the principles of conflicts of laws thereof.

          35.  Execution in Counterparts.  This Amendment may be executed in
               -------------------------
counterparts, each of which shall be considered an original instrument, but both of which shall be considered one and the same agreement, and shall become binding when one counterpart has been signed by each of the parties hereto and delivered to the other party hereto (including by means of facsimile transmission of signature pages).

                                 * * * * * * *

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.


                              VWR CORPORATION


                              By /s/ Jerrold B. Harris
                                 ------------------------------
                                    Jerrold B. Harris
                                    President and CEO


                              BAXTER HEALTHCARE CORPORATION


                              By /s/  David N. Jonas
                                 ------------------------------
                                    David N. Jonas
                                    Vice President
                                    Strategic Initiatives


                              EM LABORATORIES, INCORPORATED


                              By /s/ Stephen J. Kunst
                                 ------------------------------
                                    Stephen J. Kunst
                                    Vice President and General
                                     Counsel